EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2016, with respect to the financial statements and supplemental schedule of the Regal Power Transmission Solutions 401(k) Plan on Form 11-K for the period ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Regal Beloit Corporation on Form S-8 (File Nos. 333-155298 effective November 12, 2008, 333-176283 effective August 12, 2011, 333-193414 effective January 17, 2014, and 333-204645 effective June 2, 2015).

/s/ GRANT THORNTON LLP
Chicago, Illinois
June 27, 2016